EXHIBIT 10.34
                           WARRANT PURCHASE AGREEMENT

         THIS WARRANT PURCHASE AGREEMENT ("Agreement") is made and entered into this 30th day of June, 1997 by and between Keith J. McKenzie ("Purchaser") and LS Capital Corporation, a Delaware corporation (the "Company").

                                                    RECITALS:

      WHEREAS, the Company desires to sell to Purchaser from time to time, and Purchaser is willing to purchase from the Company from time to time, warrants ("Warrants") to acquire shares of the Company's common stock, $.01 par value per share (the "Common Stock"), in each case upon the terms, provisions and conditions hereof; and

      WHEREAS, each of the Company and Purchaser desires to memorialize in writing the terms, provisions and conditions of the Company's sale and Purchaser's purchase of the Warrants and certain other matters relating thereto;

                                                    AGREEMENT:

      NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements, representations and warranties set forth hereinafter, $10.00 and other good and valuable consideration (the receipt, adequacy and sufficiency of which each of the Company and Purchaser hereby acknowledges) and subject to the terms, provisions and conditions hereof, each of the Company and Purchaser hereby agrees as follows:

         1. Term. The term of this Agreement (the "Term") shall commence on the date hereof and shall continue for two years thereafter.

         2.       General Representations and Warranties.

         (a) Purchaser hereby represents and warrants to the Company that Purchaser has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform Purchaser's obligation hereunder and thereunder; when this Agreement and all other agreements, documents and instruments to be executed by Purchaser in connection herewith are executed by Purchaser and delivered to the Company, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of Purchaser enforceable against Purchaser in accordance with their respective terms; neither the execution and delivery of this Agreement or any other agreements, documents and instruments to be executed in connection herewith nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which Purchaser is a party or by which Purchaser is bound or by which any of the assets of Purchaser is bound or affected, (ii) violate any judgment against, or binding upon, Purchaser or the assets of Purchaser, or (iii) result in the creation of any lien, charge or encumbrance upon any assets of Purchaser pursuant to the terms of any contract referred to in (i) of this Section 2(a); there are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or threatened against, involving or affecting any of the assets of Purchaser, this


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Agreement, or the transactions contemplated hereby, and there are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting any assets of Purchaser, this Agreement, or the transactions contemplated hereby; no consent or approval from any person is required in connection with the execution and delivery of this Agreement or any of the other agreements, documents and instruments to be executed by Purchaser in connection herewith; and the representations and warranties made immediately above and elsewhere herein are material to the Company and are being relied upon by the Company in connection with its decision to enter into the transactions provided for by this Agreement.
      (b) The Company hereby represents and warrants to Purchaser that it has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed by it in connection herewith and perform its obligation hereunder and thereunder; it has been duly organized, is validly existing and is in good standing in the jurisdiction in which it was incorporated; the execution and delivery by it of this Agreement and all other agreements, documents and instruments to be executed by it in connection herewith have been authorized by all necessary corporate action; when this Agreement and all other agreements, documents and instruments to be executed by it in connection herewith are executed by it and delivered to the Purchaser, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of it enforceable against it in accordance with their respective terms; neither the execution and delivery of this Agreement or any other agreements, documents and instruments to be executed in connection herewith nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which it is a party or by which it is bound or by which any of the assets of it is bound or affected, (ii) violate any judgment against, or binding upon, it or upon its assets, (iii) result in the creation of any lien, charge or encumbrance upon any of its assets pursuant to the terms of any contract referred to in (i) of this Section 2(b), or (iv) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of it; there are no actions,
suits,   claims  or  legal,   administrative   or  arbitration   proceedings  or
investigations pending or threatened against, involving or affecting any of its assets, this Agreement, or the transactions contemplated hereby (other than as reflected in the Company's filings with the Securities and Exchange Commission), and there are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting any of its assets, this Agreement, or the transactions contemplated hereby; no consent or approval from any person is required in connection with the execution and delivery of this Agreement or any of the other agreements, documents and instruments to be executed by it in connection herewith; the shares of Common Stock to be issued to Purchaser pursuant to the exercise of the Warrants shall be duly authorized, validly issued, fully paid and non-assessable at the time that they are issued; and the representations and warranties made immediately above are material to Purchaser and are being relied upon by Purchaser in connection with Purchaser's decision to enter into the transactions provided for by this Agreement.

         3.       Securities Representations and Warranties.

         Purchaser hereby represents and warrants to the Company that Purchaser is not a "U.S.


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Person" as that term in defined in  Regulation  S under the Act; at the time the buy order originated for the Warrants and the date of this Agreement, Purchaser was and will be outside of the United States of America (the "U.S."); Purchaser is acquiring the Warrants for Purchaser's own account and not on behalf of any U.S. Person, and a sale has not been prearranged with a U.S. Person or a purchaser in the U.S.; Purchaser agrees that all offers and sales of the Warrants prior to the expiration of a period commencing on the date of the issuance thereof and ending 40 days thereafter shall only be made in compliance with the safe harbor contained in Regulation S, or pursuant to the registration thereof or an exemption from registration, and that all offers and sales in the U.S. after expiration of the 40-day period shall be made only pursuant to the registration thereof or an exemption from registration; all offering documents received by Purchaser have included statements, and all certificates that Purchaser shall receive representing the Warrants shall feature legends to the effect that the Warrants have not been registered under the Act and may not be offered or sold in the U.S. or to U.S. Persons prior to the expiration of a period commencing on the date of the issuance thereof and ending 40 days thereafter and all offers and sales shall only be made in compliance with the safe harbor contained in Regulation S, or pursuant to the registration thereof or an exemption from registration; Purchaser has been furnished with the Company's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; Purchaser is familiar with the business and financial condition, properties, operations and prospects of the Company, and has been given full access to all material information concerning the condition, properties, operations and prospects of the Company; Purchaser has had an opportunity to ask such questions of, and to receive such information from, the Company as Purchaser has desired and to obtain any additional information necessary to verify the accuracy of the information and data received; and Purchaser is satisfied that there is no material information concerning the condition, properties, operations and prospects of the Company, of which Purchaser is unaware.

         4.       Purchase of Warrants.

      (a) At any time and from time to time during the Term and upon notice from the Company (a "Warrant Purchase Notice"), Purchaser hereby agrees to purchase Warrants from the Company at Closings (as defined herein) in transactions exempt from the securities offering registration requirements of federal and state securities laws, upon the terms, provisions and conditions contained herein and in accordance with the related Warrant Purchase Notice. Each Warrant Purchase Notice shall contain the amount of funds (the "Warrant Purchase Price") that the Company desires Purchaser to expend in connection with the purchase of the related Warrant; provided, however, that to limit the amount of Purchaser's investment in the Company and its subsidiaries, Purchaser shall never be required to have expended a cumulative Warrant Purchase Price pursuant to this Agreement exceeding the amount of net proceeds that Purchaser has received from any sales of the 300,000 shares of Common Stock (the "300,000 Shares") that Purchaser received from the Company in connection with Purchaser's contribution of mining claims to Desert Minerals, Inc., a Delaware subsidiary corporation of the Company. In connection with the foregoing limitation on Purchaser's obligation to purchase Warrants pursuant to this Agreement, Purchaser shall (i) maintain complete records with respect to the sale of the 300,000 Shares, (ii) give notice to the Company upon the sale of any of the 300,000 Shares and the amount of net proceeds received in connection therewith, and (iii) extend to the Company the right to receive copies of and


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examine the records of  Purchaser  to the extent they pertain to the sale of the
300,000 Shares. With respect to the purchase of any Warrant, the number of shares that may purchased pursuant to an exercise of the Warrant shall equal the product obtained by multiplying (i) the quotient obtain by dividing the Warrant Purchase Price for the Warrant, by the closing sales price of the Common Stock on the date preceding the date of the Warrant Purchase Notice (or the sales price of the most recent sale if there is no closing price on such date), by
(ii) 1.33, and then rounding to the closest whole number of shares. Moreover, with respect to the purchase of any Warrant, the term during which the Warrant may be exercised shall be two years from the date of issuance, and the per-share purchase price for shares acquired pursuant to an exercise of the Warrant shall be $.01. Each Warrant shall be represented by the form of warrant attached hereto as an exhibit, with the number of shares determined in accordance with the preceding sentence as well as the dates for the issuance and expiration of the Warrant being reflected in the form of warrant.

         (b) Subject to Section 4(c) below, the closing (the "Closing") of each sale and purchase of a Warrant pursuant to this Agreement shall occur on such date as the Company has specified in the related Warrant Purchase Notice, which date shall be between five and ten days after the giving of such notice. A
Closing need not be one in which the Company and Purchaser are physically present but may be one in which all documents, instruments and other items necessary to close the sale and purchase of a Warrant are transmitted between the parties by means of ordinary or express mails and wire-transfers. At each Closing, Purchaser shall deliver the Warrant Purchase Price for the related Warrant in immediately available funds and the certificates required of Purchaser as provided in Section 4(c) below, and the Company shall deliver the Warrant in the form of warrant attached hereto as Exhibit A and as otherwise provided herein and the certificates required of the Company as provided in
Section 4(c) below.

         (c) The obligations of Purchaser at a Closing are subject, at Purchaser's election, to the satisfaction on or prior to Closing of each of the following conditions: (i) each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all respects at and as of the Closing as if each such representation and warranty was made at and as of the Closing, Seller shall have performed in all respects all agreements and covenants required by this Agreement to be performed by it prior to or at the Closing, and at the Closing there shall be delivered to Purchaser customary bring-down certificates (each dated as of the Closing, signed by Seller) to the foregoing effects; and (ii) no suit or other proceeding by any third party shall be pending before any court or governmental agency seeking to restrain, prohibit or declare illegal, or seeking substantial damages from Purchaser in connection with, the transactions contemplated by this Agreement. The obligations of Seller at a Closing are subject, at Seller's election, to the satisfaction on or prior to Closing of each of the following conditions: (x) each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all respects at and as of the Closing as if each such representation and warranty was made at and as of the Closing, Purchaser shall have performed in all respects all agreements and covenants required by this Agreement to be performed by it prior to or at the Closing, and at the Closing there shall be delivered to Seller customary bring-down certificates (each dated as of the Closing, signed by Purchaser) to the foregoing effect; (y) Purchaser shall have delivered to Seller a certificate signed by Purchaser containing such other representations and warranties of Purchaser as the Company shall believe


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necessary or advisable to determine that the issuance of the related  Warrant is exempt from federal and state securities offering registration requirements; and
(z) no suit or other proceeding by any third party shall be pending before any court or governmental agency seeking to restrain, prohibit or declare illegal, or seeking substantial damages from Seller in connection with, the transactions contemplated by this Agreement. In addition to the preceding, Purchaser agrees to furnish to the Company any other information required by the Company in order for the Company to determine that the issuance of a Warrant will not violate federal or state securities laws. If the Company believes that the issuance of a Warrant will violate such laws, then the date of the related Closing shall be extended until all action believed by the Company to be necessary in order to avoid violating such laws can be taken.

         5.       Indemnification.

         (a) All representations and warranties made herein by a party hereto shall survive all transactions provided for or contemplated herein, including, without limitation, the issuances and sales of the Warrants and the issuances of shares of Common Stock pursuant to exercises of the Warrants.

         (b) Purchaser shall protect, indemnify and hold the Company harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by Purchaser in this Agreement.

         (c) The Company shall protect, indemnify and hold Purchaser harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by it in this Agreement.

         6.       General.

         (a) THIS AGREEMENT AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE, AND ENFORCEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF TEXAS.

         (b) Mandatory venue for any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claims for breach, for damages, and/or for recision or reformation, shall be in a court of competent jurisdiction located in Harris County, Texas.

         (c) This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing signed by all parties affected.


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         (d) The  express  terms  hereof  control  and  supersede  any course of performance and/or usage of the trade inconsistent with any of the terms hereof. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.


         (f) The parties hereto hereby agree that time is of the essence for all purposes of this Agreement.

         (g) Any notices to be given hereunder by any party to the other party may be effected either by personal delivery in writing, or by mail, registered or certified, postage prepaid with return receipt requested, addressed to the party to be notified at the address set forth beneath such party's signature below.

         IN WITNESS WHEREOF, the parties hereto have signed their names hereto as of the first date written above.

"COMPANY"

LS CAPITAL CORPORATION


By:_________________________________
Paul J. Montle, President

Address: 15915 Katy Freeway, Suite 250
Houston, Texas 77094


"PURCHASER"


------------------------------------
Keith J. McKenzie

Address: 1400 355 Burrand St.
Vancouver, British Columbia
CANADA V6C 2G8


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THIS  WARRANT  AND THE  SHARES  OF COMMON  STOCK  THAT MAY BE  PURCHASED  ON THE
EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THIS WARRANT IS BEING OFFERED AND SOLD IN RELIANCE ON THE EXEMPTION FROM REGISTRATION PROVIDED FOR BY REGULATION S UNDER THE ACT. CONSEQUENTLY, IT MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (OTHER THAN DISTRIBUTORS) EXCEPT AFTER THE EXPIRATION OF A 40-DAY PERIOD COMMENCING ON THE ISSUANCE OF THIS WARRANT, UNLESS THIS WARRANT IS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. FURTHERMORE, THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS PROVIDED IN SECTION 7(b) HEREOF. THE SHARES OF COMMON STOCK ISSUED OR ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT.

                                              LS CAPITAL CORPORATION

                                           WARRANT FOR THE PURCHASE OF
                                            SHARES OF COMMON STOCK OF
                                              LS CAPITAL CORPORATION
                                             (A Delaware Corporation)
                                         _________________ _____, 199___

                                   VOID AFTER 5:00 P.M., CENTRAL STANDARD TIME,
                                        ON _________________ _____, 199___
                                      (being two years after the date hereof)

         LS Capital Corporation, a Delaware corporation (the "Company"), hereby certifies that Keith J. McKenzie (together with his permitted assigns, the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after ___________________ _____, 199___ (being the date hereof) and on or before of
___________________ _____, 199___ (being two years after the date hereof) at not later than 5:00 p.m. (Central Standard Time), _______________ shares of Common Stock, $.01 par value, of the Company ("Common Stock"), at a per-share purchase price equal to $.01. The shares purchasable upon exercise of this Warrant, and the per-share purchase price, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price", respectively.

1.       Exercise.

         (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the Purchase Form appended hereto as Exhibit A duly executed by such Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, by bank or certified check in lawful money of the United States, of the Purchase Price payable in respect


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of the number of shares of Warrant Stock purchased upon such exercise.

         (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in subsection 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

         (c) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

                  (i) a certificate or certificates for the number of full shares of Warrant Stock to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to
Section 3 hereof, and

                  (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 1(a) above.

2.       Adjustments.

         (a) If the outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

         (b) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the

Company, or the payment of a liquidating distribution then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof (to the extent, if any, still exercisable) the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.
         (c) In any case in which this Section 2 shall require that any adjustment in the number of shares of Warrant Stock or other property for which this Warrant may be exercised be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Registered Holder the amount of Warrant Stock and other property, if any, issuable upon exercise of this Warrant after such record date that is over and above the Warrant Stock and other property, if any, issuable upon exercise of this Warrant as in effect prior to such adjustment; provided that upon request the Company shall deliver to the Registered Holder a due bill or other appropriate instrument evidencing the Registered Holder's right to receive such additional shares or property upon the occurrence of the event requiring such adjustment.
         (d) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property for which this Warrant shall be exercisable following the occurrence of any of the events specified in subsection 2(a) or 2(b) above.

3.       Fractional Shares.

         The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the closing sales price of the Warrant Stock on the date preceding the date that the related Purchase Form is given by the Registered Holder (or the sales price of the most recent sale if there is no closing price on such date)

4.       Limitation on Sales.

         (a) The Registered Holder, and each subsequent holder of this Warrant, if any, acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable blue sky or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Without limiting the generality of the foregoing, unless the offering and sale of the Warrant Stock to be issued upon the particular exercise of this Warrant shall have been effectively registered under the Act, the Company shall be under no obligation to issue the shares covered by such exercise unless and until the Registered Holder shall have executed an investment letter in form and substance satisfactory to the Company, including a warranty at the time of such exercise that it is acquiring such shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution of any such shares, in which event the Registered Holder shall be bound by the provisions of a legend to such effect on the certificate(s) representing the Warrant Stock. In addition, without limiting the generality of the foregoing, the Company may delay issuance of the Warrant Stock until completion of any action or obtaining of any consent, which the Company believes necessary or advisable under any applicable law (including without limitation state securities or "blue sky" laws).

         (b) The Registered Holder agrees, and each other holder of Warrant Stock agrees, if requested by the Company and/or the representative of the underwriters underwriting an offering of Common Stock (or other securities of the Company) from time to time, not to sell or otherwise transfer or dispose of any Warrant Stock then held by the Registered Holder and/or such other holder during such period of time following the effective date of any registration statement of the Company filed under the Act for the period of time with respect to which a majority of the executive officers of the Company agree not to sell shares of Common Stock (or other securities of the Company). Such agreement shall be in writing in a form satisfactory to the Company and such representative. The Company may impose stop-transfer instructions with respect to the Warrant Stock subject to the foregoing restriction until the end of such period.

5.       Reservation of Stock.

         The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

6.   Replacement of Warrants.

         Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

7.       Transfers. etc.

         Subject to Section 4 above:

         (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

         (b) This Warrant shall not be transferable by the Registered Holder and shall be exercisable only by the Registered Holder; provided that this Warrant may be transferred to, and may be exercisable by, any company that directly, or indirectly through one or more intermediaries, is controlled by, or is under common control with, the Registered Holder. Subject to the foregoing, this Warrant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process without the prior written consent of the Company. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Warrant or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon this Warrant or such rights, shall be null and void.
          (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

8. Mailing of Notices, etc.

         All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its offices at 15915 Katy Freeway, Suite 250, Houston, Texas 77094, or such other address as the Company shall so notify the Registered Holder.

9.       No Rights as Stockholder.

         Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

10.      Change or Waiver.

         Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.


11.      Headings.

         The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

12.      Governing Law.

         THIS WARRANT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

                             LS CAPITAL CORPORATION


                        By:______________________________

                                 Paul J. Montle,
                                    President

                                    EXHIBIT A

                                  PURCHASE FORM

To:      LS Capital Corporation
         15915 Katy Freeway, Suite 250
         Houston, Texas 77094

         The undersigned pursuant to the provisions set forth in the attached Warrant hereby irrevocably elects to purchase _________ shares of the Common Stock (the "Common Stock") covered by such Warrant and herewith makes payment of $_____________, representing the full purchase price for such shares at the per-share price provided for in such Warrant.

         The undersigned understands and acknowledges the terms and restrictions on the right to transfer or dispose of the Common Stock set forth in Section 4 of the attached Warrant, which the undersigned has carefully reviewed. The undersigned consents to the placing of a legend on its certificate for the Common Stock referring to such restrictions and the placing of stop transfer orders until the Common Stock may be transferred in accordance with the terms of such restrictions.



                      By:_________________________________

                       Name:______________________________

                      Title:_______________________________

                      Dated:______________________________